Exhibit 99.1

Contact:          John B. Williamson, III
                  Chairman, President and CEO
Telephone:        (540) 777-3810

FOR IMMEDIATE RELEASE

                               RGC RESOURCES, INC.
               FIRST QUARTER FINANCIAL RESULTS - EARNINGS IMPROVE

ROANOKE, VA. (FEBRUARY 16, 2004)--RGC Resources, Inc. (NASDAQ: RGCO) announced consolidated Company earnings of $1,599,403 or $0.79 per share on 2,021,897 average diluted shares outstanding for the quarter ended December 31, 2003. This compares to quarterly earnings for the same quarter last year of $1,538,137 or $0.78 per share on 1,968,735 average diluted shares outstanding. John Williamson, Chairman, President and CEO, attributed the improvement in earnings primarily to the impact of improved natural gas sales margins in spite of the weather being 11% warmer than the same quarter last year.

     Earnings per share for the twelve months ending December 31, 2003 were $1.79 on 2,003,985 average diluted shares outstanding compared to $1.63 on 1,953,517 average diluted shares outstanding for the twelve months ended December 31, 2002. Earnings for the twelve months ended December 31, 2003 were positively impacted by improved natural gas sales margins.

     RGC Resources, Inc. provides energy and related products and services to customers in Virginia and West Virginia through its operating subsidiaries including Roanoke Gas Company, Bluefield Gas Company, Diversified Energy Company and RGC Ventures, Inc. The Company is listed on the NASDAQ stock market, trading symbol RGCO.

     Unaudited summary financial statements for the quarter and twelve months year-to-date are as follows:



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                                         RGC Resources, Inc. and Subsidiaries

                        Condensed Consolidated Statements of Earnings and Comprehensive Income
                                                      (Unaudited)
                                                       Three Months Ended                    Twelve Months Ended
                                                          December 31,                           December 31,
                                                      2003              2002                2003             2002
                                                ---------------------------------       ------------------------------

Revenues                                       $       34,300,772  $   28,456,127     $   110,206,204  $    85,827,193
Cost of sales                                          25,543,199      19,790,330          80,389,714       59,384,218
                                                -----------------   -------------       -------------    -------------
Operating margin                                        8,757,573       8,665,797          29,816,490       26,442,975
Other operating expenses                                5,625,020       5,605,722          21,903,355       19,207,764
Impairment loss                                                 -               -                   -           72,008
Interest expense                                          544,966         554,576           2,162,732        2,041,812
                                                -----------------   -------------       -------------    -------------
Income before income taxes                              2,587,587       2,505,499           5,750,403        5,121,391
Income tax expense                                        988,184         967,362           2,160,748        1,937,134
                                                -----------------   -------------       -------------    -------------
Net income                                              1,599,403       1,538,137           3,589,655        3,184,257
Other comprehensive income (loss), net of tax              59,879        (156,810)            (72,104)          83,584
                                                -----------------   -------------       -------------    -------------
Comprehensive income                           $        1,659,282  $    1,381,327     $     3,517,551  $     3,267,841
                                                =================   =============       =============    =============

Net earnings per share of common stock:
   Basic                                       $             0.80  $         0.78     $          1.80  $          1.63
                                                =================   =============       =============    =============
   Diluted                                     $             0.79  $         0.78     $          1.79  $          1.63
                                                =================   =============       =============    =============

Cash dividends per common share                $            0.285  $        0.285     $         1.140  $         1.140
                                                =================   =============       =============    =============

Weighted average number of common shares outstanding:
   Basic                                                2,010,247       1,967,635           1,994,711        1,951,596
   Diluted                                              2,021,897       1,968,735           2,003,985        1,953,517

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                                         Condensed Consolidated Balance Sheets
                                                      (Unaudited)

                                                                              December 31,
ASSETS                                                                  2003                2002
                                                                    -------------       -------------
Current assets                                                     $   38,428,072     $    28,976,843
Total property, plant and equipment, net                               72,018,049          69,629,721
Other assets                                                            1,072,534           1,018,044
                                                                    -------------       -------------

  Total Assets                                                     $  111,518,655     $    99,624,608
                                                                    =============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                                $   40,262,889     $    33,161,051
Long-term debt                                                         30,211,523          28,244,482
Deferred credits                                                        5,842,404           5,116,118
                                                                    -------------       -------------
   Total Liabilities                                                   76,316,816          66,521,651
Stockholders' Equity                                                   35,201,839          33,102,957
                                                                    -------------       -------------

  Total Liabilities and Stockholders' Equity                       $  111,518,655     $    99,624,608
                                                                    =============       =============


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